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                                   EXHIBIT 11

                            MITCHAM INDUSTRIES, INC.
                       Computation of Earnings per Common
                           and Common Equivalent Share
                      (In thousands except per share data)

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
                                                                               Three months
                                                                              ended April 30,
                                                                    -------------------------------
                                                                        1998                1997
                                                                    -----------         -----------

COMPUTATION OF BASIC EARNINGS PER
   COMMON SHARE:

   Net income................................................       $     1,680         $     1,723
                                                                    -----------         -----------

   Weighted average number of common shares
      outstanding...........................................          9,437,000           6,060,000

   Earnings per common share.................................       $      0.18         $      0.28
                                                                    -----------         -----------
                                                                    -----------         -----------

COMPUTATION OF EARNING PER COMMON SHARE
   ASSUMING DILUTION:

   Net income................................................       $     1,680         $     1,723
                                                                    -----------         -----------

   Weighted average number of common shares
      outstanding...........................................          9,437,000           6,060,000

   Net effect of dilutive stock options and warrants
      based on the treasury stock method, using the
      average market price..................................            320,000             179,000
                                                                    -----------         -----------

   Common shares outstanding assuming dilution...............         9,757,000           6,239,000
                                                                    -----------         -----------
                                                                    -----------         -----------

   Earnings per common share assuming dilution...............       $      0.17         $      0.28
                                                                    -----------         -----------
                                                                    -----------         -----------
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